Certificate of Resolution


     I, the undersigned Darman A. Wing, hereby certify that I am Assistant Secretary of State Street Research Portfolios, Inc. (the "Investment Company"), a Delaware corporation duly authorized and validly existing under Delaware law, and that the following is a true, correct and complete statement of a vote duly adopted by the Directors of such Investment Company on May 7, 1997:

     "VOTED:   That Francis J. McNamara, III and Darman A.
      -----    Wing be, and each hereby is, authorized and
               empowered, for and on behalf of the Investment
               Company, its principal financial and accounting officer, and in their name, to execute, and file a Power of Attorney relating to, the Investment
               Company's Registration Statements under the
               Investment Company Act of 1940 and/or the
               Securities Act of 1933, and amendments thereto, the execution and delivery of such Power of Attorney, Registration Statements and amendments thereto, to constitute conclusive proof of such authorization."


     I further certify that said vote has not been amended or revoked and that the same is now in full force and effect.

     IN WITNESS WHEREOF, I have hereunto set my hand on this 21th day of August, 1997.



                              /s/ Darman A. Wing
                              -------------------------
                              Assistant Secretary